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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned officers and directors of Uranium Resources, Inc. hereby appoints Paul K. Willmott as attorney and agent for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ PAUL K. WILLMOTT Paul K. Willmott	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	July 23, 2004
/s/ THOMAS H. EHRLICH Thomas H. Ehrlich	Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2004
/s/ LELAND O. ERDAHL Leland O. Erdahl	Director	July 23, 2004
/s/ GEORGE R. IRELAND George R. Ireland	Director	July 23, 2004

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POWER OF ATTORNEY